Exhibit 99.1 News September 13, 2018 Analyst Contact: Megan Patterson 918-561-5325 Media Contact: Stephanie Higgins 918-591-5026 ONEOK to Participate in the J.P. Morgan U.S. All Stars Conference TULSA, Okla. – Sept. 13, 2018 – ONEOK, Inc. (NYSE: OKE) will participate in the J.P. Morgan U.S. All Stars Conference on Monday, Sept. 17, 2018, in London. Walter S. Hulse III, ONEOK chief financial officer and executive vice president, strategic planning and corporate affairs, will conduct a series of one-on-one meetings with investment-community representatives at the conference. Materials used at the conference will be accessible on ONEOK’s website, www.oneok.com, beginning at 6 p.m. British Summer Time (noon Central Daylight Time) on Sept. 16, 2018. --------------------------------------------------------------------------------------------------------------------- ONEOK, Inc. (pronounced ONE-OAK) (NYSE: OKE) is a leading midstream service provider and owner of one of the nation's premier natural gas liquids (NGL) systems, connecting NGL supply in the Mid-Continent, Permian and Rocky Mountain regions with key market centers and an extensive network of natural gas gathering, processing, storage and transportation assets. ONEOK is a FORTUNE 500 company and is included in the S&P 500 index. For information about ONEOK, visit the website: www.oneok.com. For the latest news about ONEOK, find us on LinkedIn, Facebook and Twitter. ###